Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM AND NATURAL GAS CONSULTANTS

As independent petroleum and natural gas consultants, we hereby consent to the incorporation from EQT Corporation’s Current Report on Form 8-K/A (Amendment No. 1), filed on February 25, 2020, of our audit report for the year ended December 31, 2019, as amended, and our name by reference into this Post-Effective Amendment to Registration Statement on Form S-8 filed under the Securities Act of 1933, as amended, pertaining to the EQT Corporation 2019 Long-Term Incentive Plan.  We have no interest of a substantial or material nature in EQT Corporation or in any affiliate. We have not been employed on a contingent basis, and we are not connected with EQT Corporation, or any affiliate, as a promoter, underwriter, voting trustee, director, officer, employee or affiliate.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

May 1, 2020